Exhibit 99.1
Mallinckrodt plc Reports Fiscal 2014 First Quarter Financial Results
And Revises Full-Year Guidance

•	First quarter net sales of $540 million, up 8.0% on an operational growth basis(1)

•	First quarter adjusted diluted earnings per share of $0.88

•	Guidance increased on full-year revenue and full-year adjusted diluted earnings per share

DUBLIN - February 6, 2014 - Mallinckrodt plc (NYSE: MNK), a global specialty pharmaceutical and medical imaging business, today reported results for the first quarter of fiscal 2014, which ended December 27, 2013. The company also announced revised guidance for fiscal 2014.
Net sales were $540.2 million for the first quarter of fiscal 2014, an increase of 7.2%, compared with $504.0 million reported in the first quarter of fiscal 2013. Operational growth was 8.0% as movements in foreign exchange rates negatively impacted net sales.
On a non-GAAP basis, adjusted net income(1) for the first fiscal quarter of 2014 was $51.2 million, compared with $37.6 million a year ago. Non-GAAP adjusted diluted earnings per share were $0.88, compared with $0.65 in the same quarter a year ago.
On a GAAP basis, net income for the first quarter of fiscal 2014 was $45.6 million, or $0.79 per diluted share, compared with $19.2 million, or $0.33 per diluted share, in the year-ago period. The increase in net income reflects increased net sales and profits in the Specialty Pharmaceuticals segment, lower separation costs following the spin-off from the company's former parent and a lower effective tax rate that reflects Mallinckrodt's structure as an independent company. These results were partially offset by restructuring charges incurred in the quarter.
“We’re off to a strong start in fiscal 2014, with solid momentum and operational growth of 19.1% in our Specialty Pharmaceuticals segment,” said Mark Trudeau, Chief Executive Officer and President, Mallinckrodt. “Our first quarter results fully demonstrate the strength of our specialty generics products performance, and these outcomes, combined with effective restructuring efforts, are driving strong sales and improved profitability, leading to our decision to raise guidance for full-year revenue and adjusted diluted earnings per share. We’ll continue to accelerate our growth in the Specialty Pharmaceuticals segment through our pipeline assets, as well as business development and licensing opportunities that are complementary or adjacent to our existing businesses or channels.”
Gross profit was $255.6 million for the first quarter of fiscal 2014, compared with $233.5 million in the prior-year period, representing an increase of 9.5%. Gross profit, as a percentage of net sales, was 47.3% for the quarter, versus 46.3% in the prior-year period.
Selling, general and administrative (SG&A) expenses for the first quarter of fiscal 2014 were essentially flat at $146.2 million, compared with $146.8 million in the same period in 2013. Higher internal and third-party expenses associated with being an independent, public company were offset by certain prior-year costs that did not recur in the three months ended December 27, 2013. SG&A expenses as a percentage of net sales were 27.1% in the first quarter of fiscal 2014, compared with 29.1% in the prior year.
R&D expenses for the first quarter of fiscal 2014 were $39.0 million, compared with $38.4 million in the prior-year period. R&D expenses as a percentage of net sales were 7.2% in the first fiscal quarter of 2014, compared with 7.6% in the prior year.

Separation costs for the first quarter of fiscal 2014 were $2.2 million, compared with $12.0 million in the prior-year quarter. Separation costs decreased following the spin-off from the company's former parent.
Restructuring charges were $8.0 million for the first quarter of fiscal 2014, compared with $0.2 million in the prior-year quarter. The increase primarily reflects activities under the previously announced $100 million to $125 million restructuring program.
The first-quarter fiscal 2014 effective tax rate of 26.3%, or 27.2% on a non-GAAP basis, is calculated on a stand-alone company basis. The 46.3% tax rate for the prior-year period was calculated reflecting the business as historically managed as part of the former parent.
BUSINESS SEGMENT RESULTS
Specialty Pharmaceuticals Segment
Net sales in the Specialty Pharmaceuticals segment for the first quarter of fiscal 2014 were $309.5 million, an increase of 18.9%, compared with $260.2 million in the prior-year period. Operational growth was 19.1%. Net sales in Brands were $59.6 million, compared with $46.6 million last year, led by net sales from EXALGO® (hydromorphone HCl) Extended-Release Tablets, CII. Net sales in Generics and Active Pharmaceutical Ingredients (API) were $249.9 million, compared with $213.6 million last year, primarily driven by net sales from Methylphenidate HCl Extended-Release Tablets, USP CII (Methylphenidate ER) and the net benefit from pricing actions on certain specialty generics products.
Segment operating income in the quarter was $113.0 million, compared with $35.0 million last year. Segment operating margin was 36.5%, compared with 13.5% last year, reflecting growth in higher-margin product lines and portfolio additions, as well as operating leverage due to strong sales growth. Highlights for the quarter include the following:

•	Net sales of Methylphenidate ER were $56.3 million in the first quarter of fiscal 2014. Net sales in the first quarter of fiscal 2013 were $9.3 million following the product launch in December, 2012.

•	Net sales of EXALGO were $36.2 million, compared with $29.3 million last year, up 23.5% over the first fiscal quarter of 2013, due to pricing actions in late fiscal year 2013.

Global Medical Imaging Segment
Net sales in the company's Global Medical Imaging segment were $218.6 million, versus $229.7 million in the first quarter of fiscal 2013. Net sales of Contrast Media and Delivery Systems (CMDS) were $111.6 million, compared with $121.4 million in the prior year, due to continuing price pressures. Nuclear Imaging net sales were $107.0 million compared with $108.3 million in the prior year.
For the fiscal first quarter, operating income in the segment was $4.4 million, compared with $49.1 million last year. Operating margin was 2.0%, compared with 21.4% last year, reflecting the negative impact of higher raw material and production costs in Global Medical Imaging in addition to lower net sales.

FISCAL 2014 OUTLOOK
Guidance: Mallinckrodt is providing updated guidance for fiscal 2014, which is summarized below in comparison to the previous guidance issued on October 16, 2013 (excluding foreign currency impact).

Updated Guidance Category	October 2013	February 2014
Adjusted diluted earnings per share	$2.45 to $2.65	$2.65 to $2.95
Total Mallinckrodt net sales(2)	$2.15 billion to $2.25 billion	$2.2 billion to $2.3 billion
Specialty Pharmaceuticals segment net sales	$1.22 billion to $1.27 billion	$1.3 billion to $1.35 billion
Global Medical Imaging segment net sales	$885 million to $930 million	$850 million to $900 million
Methylphenidate ER net sales	At least $120 million	At least $150 million
Non-GAAP effective tax rate	26% to 29%	25% to 28%
Capital expenditures	$140 million to $160 million	No change
(2) Includes sales to former parent

CONFERENCE CALL AND WEBCAST
Mallinckrodt will hold a conference call for investors on Thursday, February 6, 2014, beginning at 8:30am/U.S. Eastern Standard Time. This call can be accessed in three ways:
At Mallinckrodt's website: http://investor.mallinckrodt.com.
By telephone: For both "listen-only" participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the U.S. is 866-318-8614. For participants outside the U.S., the dial-in number is 617-399-5133. The access code for all callers is 81312057.
Through an audio replay: A replay of the call will be available beginning at 12:30pm/U.S. Eastern Standard Time on February 6, 2014, and ending at 11:59pm/U.S. Eastern Standard Time on February 13, 2014. The dial-in number for U.S. participants is 888-286-8010. For participants outside the U.S., the replay dial-in number is 617-801-6888. The replay access code for all callers is 83253336.
ABOUT MALLINCKRODT
Mallinckrodt is a global specialty pharmaceutical business that develops, manufactures, markets and distributes specialty pharmaceutical products and medical imaging agents. The company’s Specialty Pharmaceuticals segment includes branded and specialty generic drugs and active pharmaceutical ingredients, and the Global Medical Imaging segment includes contrast media and nuclear imaging agents. Mallinckrodt has approximately 5,500 employees worldwide and commercial presence in roughly 70 countries. The company’s fiscal 2013 revenue totaled $2.2 billion. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

(1)NON-GAAP FINANCIAL MEASURES
This press release contains financial measures, including adjusted net income, adjusted diluted earnings per share and operational growth, which are considered "non-GAAP" financial measures under applicable Securities and Exchange Commission rules and regulations.

Adjusted net income represents net income, prepared in accordance with accounting principles generally accepted in the U.S. (GAAP), excluding the after-tax effects related to separation costs; restructuring and related charges, net; amortization; discontinued operations; and other items identified by the company. Adjusted diluted earnings per share represents adjusted net income divided by the number of diluted shares.
Operational growth measures the change in net sales between current- and prior-year periods using a constant currency, the exchange rate in effect during the applicable prior-year period. This measure is one of the performance metrics that determines management incentive compensation.
The company has provided these non-GAAP financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the company's operating performance. In addition, the company believes that they will be used by certain investors to measure Mallinckrodt's operating results. Management believes that presenting these non-GAAP measures provides useful information about the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance.
These non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The company's definition of these non-GAAP measures may differ from similarly titled measures used by others.
Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.
FORWARD-LOOKING STATEMENTS
Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about future financial condition and operating results, economic, business, competitive and/or regulatory factors affecting our business. Any forward-looking statements contained herein are based on our management's current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or company actions to differ materially from what is expressed or implied by these statements. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration, our ability to obtain and/or timely transport molybdenum-99 to our technetium-99m generator production facilities, customer concentration, cost-containment efforts of customers, purchasing groups, third-party payors and governmental organizations, our ability to successfully develop or commercialize new products, our ability to protect intellectual property rights, competition, our ability to integrate acquisitions of technology, products and businesses, product liability losses and other litigation liability, the reimbursement practices of a small number of large public or private issuers, complex reporting and payment obligation under healthcare rebate programs, changes in laws and regulations, conducting business internationally, foreign exchange rates, material health, safety and environmental liabilities, litigation and violations, information technology infrastructure and restructuring activities. These and other factors are identified and described in more detail in the “Risk Factors” section of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended September 27, 2013. We disclaim any obligation to update these forward-looking statements other than as required by law.

CONTACTS
John Moten
Vice President, Investor Relations
314-654-6650
john.moten@mallinckrodt.com

Lynn Phillips
Manager, Media Relations
314-654-3263
lynn.phillips@mallinckrodt.com

Meredith Fischer
Senior Vice President, Communications
314-654-3318
meredith.fischer@mallinckrodt.com

MALLINCKRODT PLC
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Three Months Ended
	December 27, 2013	Percent of Net sales	December 28, 2012	Percent of Net sales
Net sales	$540.2	100.0%	$504.0	100.0%
Cost of sales	284.6	52.7	270.5	53.7
Gross profit	255.6	47.3	233.5	46.3
Selling, general and administrative expenses	146.2	27.1	146.8	29.1
Research and development expenses	39.0	7.2	38.4	7.6
Separation costs	2.2	0.4	12.0	2.4
Restructuring charges, net	8.0	1.5	0.2	—
Gains on divestiture and license	(12.9)	(2.4)	(0.7)	(0.1)
Operating income	73.1	13.5	36.8	7.3
Interest expense	(9.8)	(1.8)	(0.1)	—
Interest income	0.3	0.1	—	—
Other income, net	(0.6)	(0.1)	0.2	—
Income from continuing operations before income taxes	63.0	11.7	36.9	7.3
Provision for income taxes	16.6	3.1	17.1	3.4
Income from continuing operations	46.4	8.6	19.8	3.9
Loss from discontinued operations, net of income taxes	(0.8)	(0.1)	(0.6)	(0.1)
Net income	$45.6	8.4	$19.2	3.8

Basic earnings per share:
Income from continuing operations	$0.80		$0.34
Gain (loss) from discontinued operations	(0.01)		(0.01)
Net income	0.79		0.33
Diluted earnings per share:
Income from continuing operations	$0.79		$0.34
Gain (loss) from discontinued operations	(0.01)		(0.01)
Net income	0.78		0.33
Weighted-average number of shares outstanding(1):
Basic	57.8		57.7
Diluted	58.4		57.7

(1) For periods prior to the separation from Covidien, weighted-average number of shares reflects the number of ordinary shares of Mallinckrodt outstanding immediately following the separation.

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data, net of tax)

	Three Months Ended
	December 27, 2013		December 28, 2012
	Net income	Diluted net income per share	Net income	Diluted net income per share (2)
GAAP	$45.6	$0.78	$19.2	$0.33
Adjustments (net of tax):
Separation costs	1.5	0.03	11.7	0.20
Restructuring and related charges, net (1)	5.2	0.09	0.6	0.01
Amortization expense	5.4	0.09	5.5	0.10
Loss from discontinued operations	0.8	0.01	0.6	0.01
Gain on intellectual property license	(7.3)	(0.13)	—	—
As adjusted	$51.2	$0.88	$37.6	$0.65

(1) Includes pre-tax accelerated depreciation of $0.1 million and $0.8 million for the three months ended December 27, 2013 and December 28, 2012, respectively.
(2) For periods prior to the separation from Covidien, weighted-average number of shares reflects the number of ordinary shares of Mallinckrodt outstanding immediately following the separation.

MALLINCKRODT PLC
SEGMENT NET SALES AND OPERATIONAL GROWTH
(unaudited, in millions)

	Three Months Ended
	December 27, 2013	December 28, 2012	Percent change	Currency impact	Operational growth
Specialty Pharmaceuticals
Specialty Generics and API	$249.9	$213.6	17.0%	(0.3)%	17.3%
Brands	59.6	46.6	27.9	—	27.9
	309.5	260.2	18.9	(0.2)	19.1
Global Medical Imaging
Contrast Media and Delivery Systems	111.6	121.4	(8.1)	(2.5)	(5.6)
Nuclear Imaging	107.0	108.3	(1.2)	0.3	(1.5)
	218.6	229.7	(4.8)	(1.2)	(3.6)

Other(1)	12.1	14.1	(14.2)	(5.0)	(9.2)
Net Sales	$540.2	$504.0	7.2%	(0.8)%	8.0%

(1) Represents net sales to our former parent.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Three Months Ended
	December 27, 2013	December 28, 2012	Percent change
Specialty Pharmaceuticals
Oxycodone (API) and oxycodone-containing tablets	$11.6	$37.3	(68.9)%
Hydrocodone (API) and hydrocodone-containing tablets	30.1	31.6	(4.7)
Methylphenidate ER	56.3	9.3	505.4
Other controlled substances	120.2	99.5	20.8
Other	31.7	35.9	(11.7)
Specialty Generics and API	249.9	213.6	17.0
EXALGO	36.2	29.3	23.5
Other	23.4	17.3	35.3
Brands	59.6	46.6	27.9
Specialty Pharmaceuticals Total	$309.5	$260.2	18.9%

Global Medical Imaging
Optiray	$72.1	$79.4	(9.2)%
Other	39.5	42.0	(6.0)
Contrast Media and Delivery Systems	111.6	121.4	(8.1)
Nuclear Imaging	107.0	108.3	(1.2)
Global Medical Imaging Total	$218.6	$229.7	(4.8)%

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Three Months Ended
	December 27, 2013	Percent of segment Net sales	December 28, 2012	Percent of segment Net sales
Specialty Pharmaceuticals	$113.0	36.5%	$35.0	13.5%
Global Medical Imaging	4.4	2.0%	49.1	21.4%
Segment operating income	117.4		84.1
Unallocated amounts:
Corporate and allocated expenses	(25.2)		(25.4)
Intangible asset amortization	(8.8)		(8.9)
Restructuring and related charges, net (1)	(8.1)		(1.0)
Separation costs	(2.2)		(12.0)
Total operating income	$73.1		$36.8

(1) Includes accelerated depreciation of $0.1 million and $0.8 million for the three months ended December 27, 2013 and December 28, 2012, respectively.

MALLINCKRODT PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	December 27, 2013	September 27, 2013
Assets
Current Assets:
Cash and cash equivalents	$287.8	$275.5
Accounts receivable, net	396.8	400.8
Inventories	428.9	403.1
Deferred income taxes	163.5	171.1
Prepaid expenses and other current assets	131.8	134.4
Total current assets	1,408.8	1,384.9
Property, plant and equipment, net	997.3	997.4
Goodwill	532.0	532.0
Intangible assets, net	413.3	422.1
Other assets	218.0	220.2
Total Assets	$3,569.4	$3,556.6

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$1.4	$1.5
Accounts payable	144.5	120.9
Accrued payroll and payroll-related costs	32.7	66.5
Accrued branded rebates	37.5	34.6
Accrued and other current liabilities	337.9	376.7
Total current liabilities	554.0	600.2
Long-term debt	918.0	918.3
Pension and postretirement benefits	105.9	108.0
Environmental liabilities	38.7	39.5
Deferred income taxes	317.3	310.1
Other income tax liabilities	149.7	153.1
Other liabilities	176.5	171.8
Total Liabilities	2,260.1	2,301.0
Shareholders' Equity:
Preferred shares	—	—
Ordinary shares	11.6	11.5
Ordinary shares held in treasury at cost	(0.9)	—
Additional paid-in capital	1,110.8	1,102.1
Retained earnings	79.1	33.5
Accumulated other comprehensive income	108.7	108.5
Total Shareholders' Equity	1,309.3	1,255.6
Total Liabilities and Shareholders' Equity	$3,569.4	$3,556.6

MALLINCKRODT PLC
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Three Months Ended
	December 27, 2013	December 28, 2012
Cash Flows From Operating Activities:
Net income	$45.6	$19.2
Loss from discontinued operations, net of income taxes	0.8	0.6
Income from continuing operations	46.4	19.8
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	35.1	33.7
Share-based compensation	3.3	3.5
Deferred income taxes	15.0	1.6
Other non-cash items	(3.8)	(1.1)
Changes in assets and liabilities, net of the effects of acquisitions:
Accounts receivable, net	4.9	(2.6)
Inventories	(33.2)	(41.7)
Accounts payable	21.3	—
Income taxes	(8.3)	12.1
Accrued and other liabilities	(66.4)	(83.4)
Other	7.8	(0.9)
Net cash provided by (used in) operating activities	22.1	(59.0)
Cash Flows From Investing Activities:
Capital expenditures	(21.7)	(42.8)
Acquisition, net of cash acquired	—	(88.1)
Restricted cash	4.1	0.5
Other	5.0	0.2
Net cash (used in) investing activities	(12.6)	(130.2)
Cash Flows From Financing Activities:
Repayment of capital leases	(0.3)	(0.3)
Excess tax benefit from share-based compensation	1.3	1.9
Net transfers to parent	—	187.6
Proceeds from stock option exercises	4.2	—
Repurchase of shares	(0.9)	—
Other	(0.1)	—
Net cash provided by financing activities	4.2	189.2
Effect of currency rate changes on cash	(1.4)	—
Net increase in cash and cash equivalents	12.3	—
Cash and cash equivalents at beginning of period	275.5	—
Cash and cash equivalents at end of period	$287.8	$—